Exhibit 99.1

AMNEAL REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS
‒ Q2 2020 Net Revenue of $465 million; GAAP Net Loss of $(12) million; Diluted Loss per Share of $(0.08) ‒
‒ Q2 2020 Adjusted Net Income (1) of $38 million; Adjusted EBITDA (1) of $101 million; Adjusted Diluted EPS (1) of $0.13‒
‒ Maintaining 2020 Full Year Financial Outlook ‒
BRIDGEWATER, NJ, August 6, 2020- Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (the “Company”) announced its results today for the second quarter ended June 30, 2020.

“Amneal executed well against our operational and strategic goals in the second quarter and, even in the face of COVID-related headwinds, delivered strong financial results,” said Chirag and Chintu Patel, Co-Chief Executive Officers. “Our commitment to execution, innovation and cost efficiency continues to drive growth across our Generics, Specialty and AvKARE segments and positions us well for the remainder of 2020 and beyond. We are extremely proud of our employees across the globe, who have demonstrated resiliency during this public health crisis and remain dedicated to our mission of bringing affordable medicines to patients.”
Net revenue in the second quarter of 2020 was $465 million, an increase of 15% compared to $405 million in the second quarter of 2019, primarily due to the acquisition of 65% of AvKARE and its related entities, hereinafter referred to as “AvKARE” and growth of our Specialty segment. Net loss attributable to Amneal Pharmaceuticals, Inc. of $12 million in the second quarter compared to a net loss of $17 million in prior year period, reflects higher gross profit and lower interest expense, partially offset by higher operating expenses related to AvKARE. Diluted loss per share in the second quarter was $0.08 compared to a loss of $0.13 in the prior year period.
Adjusted EBITDA(1) in the second quarter of 2020 was $101 million, an increase of 9% compared to the prior year period, primarily due to higher gross profit partially offset by higher operating expenses. Adjusted net income(1) in the second quarter was $38 million, an increase of 42% compared to the prior year period, and primarily reflects higher adjusted EBITDA(1) and lower interest expense, partially offset by higher non-controlling interests due to the acquisition of 65% of AvKARE. Adjusted diluted EPS(1) in the second quarter was $0.13, compared to $0.09 for the prior year period.

(1) See “Non-GAAP Financial Measures” below.

Maintaining Full Year 2020 Financial Outlook
Amneal is maintaining its previously provided 2020 guidance; operating cash flow excludes an expected $110 million cash tax refund, of which approximately $106 million was received during July 2020.

Full Year 2020 Financial Guidance
Net revenue	$1,875 million - $1,975 million
Adjusted gross margin	44% - 46%
Adjusted EBITDA (1)	$400 million - $450 million
Adjusted diluted EPS (2)	$0.45 - $0.60
Operating cash flow	$150 million - $200 million
Capital expenditures	$60 million - $70 million
Weighted average diluted shares outstanding (3)	Approximately 300 million
(1) Includes 100% of EBITDA from the AvKARE acquisition.
(2) Accounts for 35% non-controlling interest in AvKARE.
(3) Assumes the weighted average diluted shares outstanding of Class A and Class B shares under the if-converted method.
Conference Call Information
Amneal will host a conference call and live webcast at 8:30 am Eastern Time on August 6, 2020 to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (844) 746-0741 (in the U.S.) or (412) 317-5273 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days. To access the replay, dial (877) 344-7529 (in the U.S.) or (412) 317-0088 (international callers). The access code for the replay is 10145923.
About Amneal
Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully-integrated pharmaceutical company focused on the development, manufacturing and distribution of generic and specialty drug products. The Company has operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.
Amneal has an extensive portfolio of approximately 250 product families and is expanding its portfolio to include complex dosage forms, including biosimilars, in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system and endocrine disorders.
The Company also owns 65% of AvKARE. AvKARE provides pharmaceuticals, medical and surgical products and services primarily to governmental agencies, primarily focused on serving the Department of Defense and the Department of Veterans Affairs. AvKARE is also a packager and wholesale distributor of pharmaceuticals and vitamins to its retail and institutional customers who are located throughout the United States focused primarily on offering 340b-qualified entities products to provide consistency in care and pricing. For more information, visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, among other things, future operating results and financial performance, product development and launches, integration strategies and resulting cost reduction, market position and business strategy. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. Such risks and uncertainties include, but are not limited to: the potential impact of the COVID-19 pandemic on our business, manufacturing, supply chain, financial results, financial condition, and planned capital expenditures and national and international economies, the risk that our goodwill may become impaired, which could adversely affect our financial condition and results of operations, the impact of global economic conditions; our ability to successfully develop, license, acquire and commercialize new products on a timely basis; our ability to obtain exclusive marketing rights for our products; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to manage our growth through acquisitions and otherwise; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including United States federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our dependence on third-party agreements for a portion of our product offerings; our ability to identify and make acquisitions of or investments in complementary businesses and products on advantageous terms; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted net income per diluted share, adjusted gross profit, adjusted gross margin and adjusted operating income, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with U.S. General Accepted Accounting Principles (“GAAP”). All business results presented in this release are not prepared in accordance with Article 11 of Regulation S-X. The calculation of non-GAAP adjusted diluted earnings per share assumes the conversion of all outstanding shares of Class B Common Stock to shares of Class A Common Stock.
Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company's operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company's operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management's performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operation and trends while viewing the information through the eyes of management.
These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, diluted earnings per share or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.
A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.
Contacts
Investor Relations
Helen O’Donnell
Solebury Trout
(203) 428-3213

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(Unaudited; In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenue	$464,662	$404,642	$963,195	$850,762
Cost of goods sold	319,666	296,381	633,244	606,124
Cost of goods sold impairment charges	759	3,012	2,215	56,309
Gross profit	144,237	105,249	327,736	188,329
Selling, general and administrative	80,944	67,281	158,920	151,717
Research and development	45,572	48,016	81,951	101,874
In-process research and development impairment charges	—	—	960	22,787
Intellectual property legal development expenses	3,550	2,511	4,820	6,677
Acquisition, transaction-related and integration expenses	1,787	3,519	4,362	9,551
Charges related to legal matters, net	1,300	—	5,800	—
Restructuring and other charges	333	2,835	2,381	8,996
Operating income (loss)	10,751	(18,913)	68,542	(113,273)
Other (expense) income:
Interest expense, net	(36,669)	(43,886)	(76,568)	(87,167)
Foreign exchange gain (loss), net	3,466	8,311	(1,715)	2,847
Gain (loss) on sale of international businesses, net	123	(1,888)	123	6,930
Other income, net	571	149	1,204	1,256
Total other expense, net	(32,509)	(37,314)	(76,956)	(76,134)
Loss before income taxes	(21,758)	(56,227)	(8,414)	(189,407)
Provision for (benefit from) income taxes	2,186	(5,701)	(105,987)	(14,129)
Net (loss) income	(23,944)	(50,526)	97,573	(175,278)
Less: Net loss attributable to non-controlling interests	11,948	33,624	5,498	110,495
Net (loss) income attributable to Amneal Pharmaceuticals, Inc.	(11,996)	(16,902)	103,071	(64,783)
Net (loss) income per share attributable to Amneal Pharmaceuticals, Inc.'s common stockholders:
Class A and Class B-1 basic	$(0.08)	$(0.13)	$0.70	$(0.51)
Class A and Class B-1 diluted	$(0.08)	$(0.13)	$0.69	$(0.51)
Weighted-average common shares outstanding:
Class A and Class B-1 basic	147,392	128,016	147,286	127,852
Class A and Class B-1 diluted	147,392	128,016	148,309	127,852

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; In thousands)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$266,143	$151,197
Restricted cash	2,129	1,625
Trade accounts receivable, net	582,734	604,390
Inventories	443,956	381,067
Prepaid expenses and other current assets	184,748	70,164
Related party receivables	1,164	1,767
Total current assets	1,480,874	1,210,210
Property, plant and equipment, net	460,528	477,997
Goodwill	527,475	419,504
Intangible assets, net	1,423,826	1,382,753
Operating lease right-of-use assets	49,159	53,344
Operating lease right-of-use assets - related party	26,183	16,528
Financing lease right-of-use assets - related party	59,980	61,284
Other assets	28,731	44,270
Total assets	$4,056,756	$3,665,890
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$599,489	$507,483
Current portion of long-term debt, net	29,756	21,479
Current portion of operating lease liabilities	12,512	11,874
Current portion of operating and financing lease liabilities - related party	3,807	3,601
Current portion of note payable - related party	1,000	—
Related party payable - short term	8,455	5,969
Total current liabilities	655,019	550,406
Long-term debt, net	2,764,578	2,609,046
Note payable - related party	35,661	—
Operating lease liabilities	38,591	43,135
Operating lease liabilities - related party	24,478	15,469
Financing lease liabilities - related party	60,782	61,463
Related party payable - long term	479	—
Other long-term liabilities	93,772	39,583
Total long-term liabilities	3,018,341	2,768,696
Redeemable non-controlling interests	12,380	—
Total stockholders' equity	371,016	346,788
Total liabilities and stockholders' equity	$4,056,756	$3,665,890

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(Unaudited; In thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$97,573	$(175,278)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	116,155	99,574
Amortization of Levothyroxine Transition Agreement asset	—	36,393
Unrealized foreign currency loss (gain)	1,251	(3,695)
Amortization of debt issuance costs and discount	4,214	3,218
Gain on sale of international businesses, net	(123)	(6,930)
Intangible asset impairment charges	3,175	79,096
Non-cash restructuring and asset-related charges	—	1,314
Deferred tax benefit	—	(18,209)
Stock-based compensation	10,202	10,571
Inventory provision	34,708	50,410
Other operating charges and credits, net	4,156	3,155
Changes in assets and liabilities:
Trade accounts receivable, net	75,769	(162,954)
Inventories	(33,182)	(19,658)
Income taxes receivable associated with the CARES Act	(110,069)	—
Prepaid expenses, other current assets and other assets	8,772	28,614
Related party receivables	633	(1,624)
Accounts payable, accrued expenses and other liabilities	15,172	(13,538)
Related party payables	(139)	2,225
Net cash provided by (used in) operating activities	228,267	(87,316)
Cash flows from investing activities:
Purchases of property, plant and equipment	(15,919)	(29,629)
Acquisition of intangible assets	(1,050)	(50,000)
Acquisitions, net of cash acquired	(254,000)	—
Proceeds from sale of international businesses, net of cash sold	—	34,834
Net cash used in investing activities	(270,969)	(44,795)
Cash flows from financing activities:
Proceeds from issuance of debt	180,000	—
Payments of principal on debt, financing leases and other	(17,072)	(13,500)
Payments of deferred financing costs	(4,102)	—
Proceeds from exercise of stock options	158	1,385
Employee payroll tax withholding on restricted stock unit vesting	(557)	(921)
Acquisition of non-controlling interest	—	(3,543)
Tax distribution to non-controlling interest	—	(13,494)
Payments of principal on financing lease - related party	(530)	(866)
Net cash provided by (used in) financing activities	157,897	(30,939)
Effect of foreign exchange rate on cash	255	1,293
Net increase (decrease) in cash, cash equivalents, and restricted cash	115,450	(161,757)
Cash, cash equivalents, and restricted cash - beginning of period	152,822	218,779
Cash, cash equivalents, and restricted cash - end of period	$268,272	$57,022
Cash and cash equivalents - end of period	266,143	54,893
Restricted cash - end of period	2,129	2,129
Cash, cash equivalents, and restricted cash - end of period	$268,272	$57,022

Amneal Pharmaceuticals, Inc.
Generics Operating Results
(Unaudited; In thousands)

Generics	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenue – Generics	$306,559	$335,064	$659,145	$717,541
Cost of goods sold	218,909	263,423	437,774	542,301
Cost of goods sold impairment charges	759	3,012	2,215	56,309
Gross profit	86,891	68,629	219,156	118,931
Selling, general, and administrative	12,802	14,379	29,425	38,527
Research and development	40,316	45,448	69,350	95,599
Charges related to legal matters	3,050	—	5,550	—
In-process research and development impairment charges	—	—	960	22,787
Intellectual property legal development expenses	3,550	2,511	4,815	5,632
Other operating expenses, net	657	1,405	703	6,083
Operating income (loss)	$26,516	$4,886	$108,353	$(49,697)

Gross margin	28.3%	20.5%	33.2%	16.6%
Adjusted gross profit (Non-GAAP) (1)	$108,167	$115,434	$256,546	$277,711
Adjusted gross margin (Non-GAAP) (2)	35.3%	34.5%	38.9%	38.7%
Adjusted operating income (Non-GAAP)	$61,835	$64,748	$164,335	$161,567
(1) Adjusted gross profit is calculated as net revenue less adjusted cost of goods sold.
(2) Adjusted gross margin is calculated as adjusted gross profit divided by net revenue.
Generics net revenue was $307 million in the second quarter of 2020 compared to $335 million for the prior year period. The reclassification of Oxymorphone to the Specialty segment and divestiture of our international business in 2019 accounted for $15 million of the quarter to quarter decline. In addition, new product launches in 2019 including EluRyng (Generic NuvaRing) and Sucralfate partially offset base portfolio erosion primarily related to Levothyroxine and Diclofenac Gel generic competition.
Generics gross margin for the second quarter of 2020 was 28% compared to 20% for the prior year period. The increase primarily relates to new product launches and lower inventory related charges, partially offset by erosion and the reclassification of Oxymorphone. Generics adjusted gross margin for the second quarter of 2020 was 35% for the both the current and prior year period.
Generics operating income for the second quarter of 2020 was $27 million compared to of $5 million for the prior year period. The increase primarily reflects the increase in gross margin described above and lower SG&A as well as R&D expenses due to cost reduction initiatives and the timing of expenses in 2020 due to delayed spending as a result of COVID-19.
Generics adjusted operating income for the second quarter of 2020 was $62 million compared to $65 million for the prior year period primarily due to a reduction in Levothyroxine and Diclofenac revenue and the reclassification of Oxymorphone, partially offset by new product launches and a reduction of expenses as a result of cost saving initiatives and delayed spending as a result of COVID-19.

Amneal Pharmaceuticals, Inc.
Specialty Operating Results
(Unaudited; In thousands)

Specialty	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenue - Specialty:
Rytary®	$38,389	$33,000	$76,235	$61,828
Unithroid®	13,777	8,904	26,726	18,625
Zomig®	12,060	14,427	24,488	25,551
All other specialty products	30,030	13,247	54,784	27,217
Total net revenue – Specialty	94,256	69,578	182,233	133,221
Cost of goods sold	50,229	32,958	98,047	63,823
Gross profit	44,027	36,620	84,186	69,398
Selling, general, and administrative	16,870	16,150	37,812	37,477
Research and development	5,256	2,568	12,601	6,275
(Gains) charges related to legal matters, net	(1,750)	—	250	—
Intellectual property legal development expenses	—	—	5	1,045
Other operating expenses, net	82	1,366	82	3,428
Operating income	$23,569	$16,536	$33,436	$21,173

Gross margin	46.7%	52.6%	46.2%	52.1%
Adjusted gross profit (Non-GAAP) (1)	$69,472	$56,780	$135,077	$109,769
Adjusted gross margin (Non-GAAP) (2)	73.7%	81.6%	74.1%	82.4%
Adjusted operating income (Non-GAAP)	$49,798	$39,312	$89,105	$68,038
(1) Adjusted gross profit is calculated as net revenue less adjusted cost of goods sold.
(2) Adjusted gross margin is calculated as adjusted gross profit divided by net revenue.
Specialty net revenue was $94 million in the second quarter of 2020 compared to $70 million for the prior year period, primarily due to the reclassification of Oxymorphone to the Specialty segment during the third quarter of 2019, and higher revenue from Rytary® and Unithroid®.
Specialty gross margin for the second quarter of 2020 was 47% compared to 53% for the prior year period primarily due to product sales mix and the impact of Oxymorphone which is a lower margin product.
Specialty adjusted gross margin for the second quarter of 2020 was 74% compared to 82% for the prior year period primarily due to the addition of lower margin Oxymorphone.
Specialty operating income for the second quarter of 2020 was $24 million compared to $17 million for the prior year period, primarily due to higher revenue, partially offset by higher cost of goods sold and R&D expenditures, including IPX203.
Specialty adjusted operating income for the second quarter of 2020 was $50 million compared to $39 million for the prior year period primarily due to the higher revenue.

Amneal Pharmaceuticals, Inc.
AvKARE Operating Results
(Unaudited; In thousands)

AvKARE (1)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenue - AvKARE (2)	$63,847	$—	$121,817	$—
Cost of goods sold (2)	50,528	—	97,423	—
Gross profit (2)	13,319	—	24,394	—
Selling, general, and administrative	15,647	—	26,435	—
Operating loss	$(2,328)	$—	$(2,041)	$—

Gross margin	20.9%	—%	20.0%	—%
Adjusted gross profit (Non-GAAP) (3)	$13,319	$—	$24,394	$—
Adjusted gross margin (Non-GAAP) (3)	20.9%	—%	20.0%	—%
Adjusted operating income (Non-GAAP)	$5,682	$—	$12,449	$—
(1)       The AvKARE segment includes the results of operations of AvKARE from January 31, 2020, the date of the acquisition, to June 30, 2020.
(2)      AvKARE excludes net revenue, costs of goods sold and gross profit from sales of Amneal products through this distribution channel. These financial results are included in the Generics segment.
(3)      There are no non-GAAP adjustments associated with gross profit and gross margin.

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Reconciliations of Cost of Goods Sold to Adjusted Cost of Goods Sold

Generics	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of goods sold	$218,909	$263,423	$437,774	$542,301
Cost of goods sold impairment charges	759	3,012	2,215	56,309
Adjusted to deduct (add):
Amortization	10,521	14,636	21,171	25,388
Inventory related charges	4,630	21,443	4,630	21,777
Acquisition and site closure expenses (1)	2,540	6,969	5,572	16,480
Asset impairment charges (2)	1,718	3,012	3,174	56,309
Stock-based compensation expense	1,085	813	2,061	1,409
Amortization of upfront payment (4)	—	—	—	36,393
Other	782	(68)	782	1,024
Adjusted cost of goods sold (Non-GAAP)	$198,392	$219,630	$402,599	$439,830

Specialty	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of goods sold	$50,229	$32,958	$98,047	$63,823
Adjusted to deduct:
Amortization	25,445	20,160	50,891	40,371
Adjusted cost of goods sold (Non-GAAP)	$24,784	$12,798	$47,156	$23,452

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Reconciliations of Operating Income (Loss) to Adjusted Operating Income

Generics	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating income (loss)	$26,516	$4,886	$108,353	$(49,697)
Adjusted to add (deduct):
Acquisition and site closure expenses (1)	4,188	10,885	8,788	29,670
Amortization	10,521	14,636	21,171	25,388
Inventory related charges	4,630	21,443	4,630	21,777
Stock-based compensation expense	2,219	3,875	3,877	5,373
Asset impairment charges (2)	2,299	3,059	4,774	79,211
Restructuring and other charges (3)	332	418	378	2,499
Charges related to legal matters	3,050	—	5,550	—
Amortization of upfront payment (4)	—	—	—	36,393
R&D milestone payment	6,841	5,614	6,841	9,929
Other	1,239	(68)	(27)	1,024
Adjusted operating income (Non-GAAP)	$61,835	$64,748	$164,335	$161,567

Specialty	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating income	$23,569	$16,536	$33,436	$21,173
Adjusted to add (deduct):
Amortization	25,445	20,159	50,891	40,371
Acquisition and site closure expenses (1)	83	2,251	83	5,806
Stock-based compensation expense	717	366	1,326	510
Restructuring and other charges (3)	—	—	—	178
R&D milestone payment	—	—	2,000	—
Other	(16)	—	1,369	—
Adjusted operating income (Non-GAAP)	$49,798	$39,312	$89,105	$68,038

AvKARE	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating loss	$(2,328)	$—	$(2,041)	$—
Adjusted to add:
Amortization	8,010	—	14,490	—
Adjusted operating income (Non-GAAP)	$5,682	$—	$12,449	$—

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands, except per share amounts)

Reconciliation of Net (Loss) Income to Adjusted Net Income and Calculation of Adjusted Diluted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(23,944)	$(50,526)	$97,573	$(175,278)
Adjusted to add (deduct):
Non-cash interest	1,998	1,617	3,864	3,218
GAAP Income tax expense (benefit)	2,186	(5,701)	(105,987)	(14,129)
Amortization	41,181	34,796	81,495	65,759
Stock-based compensation expense	5,663	6,224	10,202	10,571
Acquisition and site closure expenses (1)	5,650	19,056	12,628	47,258
Restructuring and other charges (3)	333	2,835	2,381	8,996
Inventory related charges	5,125	21,443	5,125	21,777
Charges related to legal matters (5)	3,050	—	5,550	—
Asset impairment charges (2)	2,299	4,408	4,774	81,008
Amortization of upfront payment (4)	—	—	—	36,393
Foreign exchange (gain) loss	(3,466)	(8,311)	1,715	(2,847)
(Gain) loss on sale of international businesses, net (6)	(123)	1,888	(123)	(6,930)
R&D milestone payments	6,841	5,614	8,841	9,929
Other	2,431	491	(238)	1,583
Income tax at 21%	(10,969)	(7,104)	(27,974)	(18,334)
Net income attributable to NCI not associated with our Class B shares	(305)	(61)	(1,544)	(140)
Adjusted net income (Non-GAAP)	$37,950	$26,669	$98,282	$68,834
Adjusted diluted EPS (Non-GAAP) (7)	$0.13	$0.09	$0.33	$0.23

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited, In thousands)

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(23,944)	$(50,526)	$97,573	$(175,278)
Adjusted to add (deduct):
Interest expense, net	36,669	43,886	76,568	87,167
Income tax expense (benefit)	2,186	(5,701)	(105,987)	(14,129)
Depreciation and amortization	58,072	50,706	116,155	99,574
EBITDA (Non-GAAP)	$72,983	$38,365	$184,309	$(2,666)
Adjusted to add (deduct):
Stock-based compensation expense	5,663	6,224	10,202	10,571
Acquisition and site closure expenses (1)	5,650	19,056	12,628	47,258
Restructuring and other charges (3)	333	2,835	2,381	8,996
Inventory related charges	5,125	21,443	5,125	21,777
Charges related to legal matters (5)	3,050	—	5,550	—
Asset impairment charges (2)	2,299	4,408	4,774	81,008
Amortization of upfront payment (4)	—	—	—	36,393
Foreign exchange (gain) loss	(3,466)	(8,311)	1,715	(2,847)
(Gain) loss on sale of international businesses, net (6)	(123)	1,888	(123)	(6,930)
R&D milestone payments	6,841	5,614	8,841	9,929
Other	2,431	559	(238)	559
Adjusted EBITDA (Non-GAAP)	$100,786	$92,081	$235,164	$204,048

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

(1)Acquisition and site closure expenses for the three and six months ended June 30, 2020, include costs related to: (i) system integration associated with the combination with Impax Laboratories, LLC, (ii) integration and transaction activities associated with the acquisition of AvKARE, and (iii) the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition and site closure expenses for the three and six months ended June 30, 2019 include costs related to: (i) the planned cessation of manufacturing at our Hauppauge, NY facility and redundant employee costs and (ii) the combination with Impax and related integration including legal, investment banking, accounting and information technology.
(2)Asset impairment charges for the three and six months ended June 30, 2020 are associated with equipment and intangible assets. Asset impairment charges for the three and six months ended June 20, 2019 are primarily associated with in-process research and development and intangible assets.
(3)For the three months ended June 30, 2020, restructuring and other charges primarily consisted of cash severance charges associated with cost of benefits for management employees. For the six months ended June 30, 2020, restructuring and other charges primarily consisted of cash severance charges associated with cost of benefits for former senior executives and management employees. For the three and six months ended June 30, 2019, restructuring and other charges are primarily associated with cash severance associated with the cost of benefits for former senior executives and cash severance provided pursuant to our severance programs for employees at Hayward, CA and other facilities.
(4)Amortization of upfront payment represents the amortization of the upfront payment made to Lannett in connection with our Transition Agreement for Levothyroxine.
(5)For the three and six months ended June 30, 2020, charges related to legal matters were approximately $3 million and $6 million, respectively, for commercial legal claims in our Generics segment.
(6)For the three and six months ended June 30, 2020, gain on the sale of international businesses, net was immaterial. For the three months ended June 30, 2019, loss on the sale of international businesses, net represents the loss from the sale of our Amneal Deutschland GmbH subsidiary, which comprised substantially all of the Company's operations in Germany. For the six months ended June 30, 2019, gain on the sale of international businesses, net represents the gain from the sale of our Creo Pharma Holding Limited subsidiary, which comprised substantially all of the Company's operations in the United Kingdom, partially offset by the loss from the sale of our Amneal Deutschland GmbH subsidiary.
(7)For the three and six months ended June 30, 2020, utilizes weighted average diluted shares outstanding of 300,779 and 300,426, respectively, which consists of Class A shares and Class B shares under the if-converted method. For the three and six months ended June 30, 2019, utilizes weighted average diluted shares outstanding of 299,139 and 299,117, respectively, which consists of Class A & Class B shares under the if-converted method.